Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Katharine W. Kenny

Vice President, Investor Relations

(804) 788-1824

MASSEY ENERGY COMPANY ANNOUNCES EXCHANGE OFFER

FOR 6.875% SENIOR NOTES DUE 2013

Richmond, Va., May 22, 2006 - Massey Energy Company (NYSE:MEE) announced today that it commenced an exchange offer for all of its outstanding 6.875% Senior Notes due 2013. Massey is offering to exchange up to $760,000,000 aggregate principal amount of its 6.875% Senior Notes due 2013 which have been registered under the Securities Act of 1933, as amended, for a like principal amount of its original unregistered 6.875% Senior Notes due 2013. The terms of the exchange securities are identical in all material respects to the terms of the original securities for which they are being exchanged, except that the registration rights and the transfer restrictions, applicable to the original securities, are not applicable to the exchange securities.

Massey will accept for exchange any and all original securities validly tendered on or prior to 5 p.m., New York City time, on the date the exchange offer expires, which will be June 27, 2006, unless the exchange offer is extended by Massey.

This press release is not an offer to exchange or a solicitation of acceptance of the offer to exchange. The exchange offer is made only pursuant to Massey’s prospectus, dated May 17, 2006, which has been filed with the Securities and Exchange Commission as part of Massey’s Registration Statement on form S-4, and the related letter of transmittal. The Registration Statement was declared effective by the Securities and Exchange Commission on May 17, 2006.

Copies of the prospectus and transmittal materials governing the exchange offer may be obtained from the Exchange Agent, The Wilmington Trust Company, at the following address:

The Wilmington Trust Company

DC-1626 Processing Unit

P.O. Box 8861

Wilmington, DE 19899-8861

Attn: Ms. Alisha Clendaniel

Fax: (302) 636-4139

Massey Energy Company, headquartered in Richmond, Virginia, with operations in West Virginia, Kentucky and Virginia, is the fourth largest coal company in the United States based on produced coal revenue.

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FORWARD-LOOKING STATEMENTS: Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made as well as predictions as to future facts and conditions the accurate prediction of which may be difficult and involve the assessment of events beyond the Company’s control. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the Company’s actual results may differ materially from its expectations or projections. Factors potentially contributing to such differences include, among others: market demand for coal, electricity and steel which could adversely affect the Company’s operating results and cash flows; future economic or capital market conditions; deregulation of the electric utility industry; competition in coal markets; inherent risks of coal mining beyond the Company’s control, including weather and geologic conditions; the Company’s ability to expand mining capacity; the Company’s production capabilities; the Company’s plan and objectives for future operations and expansion or consolidation; failure to receive anticipated new contracts; customer cancellations of, or breaches to, existing contracts; customer delays or defaults in making payments; the Company’s ability to manage production costs; the Company’s ability to timely obtain necessary supplies and equipment; the Company’s ability to attract, train and retain a skilled workforce; fluctuations in the demand for, price and availability of, coal due to labor and transportation costs and disruptions, governmental policies and regulatory actions, legal and administrative proceedings, settlements, investigations and claims, foreign currency changes and other factors; and greater than expected environmental and safety regulation, costs and liabilities. The forward-looking statements are also based on various operating assumptions regarding, among other things, overhead costs and employment levels that may not be realized. While most risks affect only future costs or revenues anticipated by the Company, some risks might relate to accruals that have already been reflected in earnings. The Company’s failure to receive payments of accrued amounts could result in a charge against future earnings.

Additional information concerning these and other factors can be found in press releases as well as Massey’s public filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2005, which was filed on March 16, 2006, and subsequently filed interim reports. Massey’s filings are available either publicly, on the Investor Relations page of Massey’s website, www.masseyenergyco.com, or upon request from Massey’s Investor Relations Department: (866) 814-6512 (toll free). Massey disclaims any intent or obligation to update its forward-looking statements. For further information, please call Katharine W. Kenny, Vice President of Investor Relations (804-788-1824) or contact the Company via its website at www.masseyenergyco.com, Investor Relations.